NMHC

Total Healthcare Solutions

NMC

New Mountain Capital LLC

National Medical Health Card Systems

Presentation to Investors

November 2003

This slide presentation contains forward-looking projections which involve known and unknown risks and uncertainties or other
factors that may cause actual results, performance or
achievements to be materially different from any future results, performance or achievements expressed or implied by such
forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report on Form 10K for
the fiscal year ended June 30, 2003 and other Securities and
Exchange Commission filings.

Safe Harbor Statement

Transaction Rationale

NMHC is one the highest quality franchises in the PBM market sector based on rate of growth, quality of service, transparency of reporting, breadth of capabilities, customer segmentation and ability to control drug inflation costs

Objective: The Company had a need to resolve several issues in order to unlock value and accelerate growth

Resolve the uncertainty regarding Bert Brodsky’s shares and
chairmanship succession

Find additional capital to pursue accretive acquisitions

Add significant institutional sponsorship and resources

Solution: $80 million commitment to NMHC by New Mountain Capital

Long term success of the transaction will benefit all shareholders

Transaction Summary

An $80 million commitment to NMHC by New Mountain Partners L.P.
(NMP), a proven financial partner that will add real strategic value to the business

NMP will purchase $80 million of convertible preferred stock

5.25% average annual cash dividend, 7% for the first 5 years and
3.5% for the last 5 years

$11.50 conversion price

10 year maturity

Callable by NMHC after year 7 at 100% of accrual value

In addition, after year 4 callable at 100% of carrying value if trading price exceeds 225% of conversion price for 30 consecutive trading days

Transaction Summary (Continued)

Company will use $50 million of proceeds to self-tender for 4.5 million common shares at $11.00 per share

Company’s self-tender will be available pro-rata to all shareholders

Bert Brodsky and related shareholders agree to tender 4.5 million shares and to vote in support of the transaction

The remaining invested funds, net of transaction costs, are estimated at $22 million and are expected to be used for growth opportunities

NMC will have the right to receive 6 of 10 board seats

Bert Brodsky will step down as chairman but will remain as a board member and significant shareholder

Steven Klinsky, founder and CEO of New Mountain Capital, will become the new non-executive chairman

Beneficial Conversion Feature (BCF)

A one-time, non-cash item which is equal to the number of convertible preferred shares multiplied by the difference between the market price at closing and $11.50

The BCF will approximate $7 million for every dollar that the stock price at closing is above $11.50

The BCF will be shown as an adjustment from net income to arrive at income available to common shareholders

One-time cash outlays

Estimated at $8.5 to $9 million

Represent contractual severance and change of control payments along with accounting, legal, banking and administrative fees and expenses

$2.2 million of these fees will be recorded as a charge at closing

$1.5 million will be shown as a reduction at closing in arriving at net income available to common shareholders

Remainder will be reflected as a reduction of stockholder’s equity

Financial Impact at Closing

A leading private equity firm, founded by Steven B. Klinsky, formerly the most senior partner of Forstmann Little & Co.
outside the Forstmann family

Focused on seeking long-term capital appreciation through
direct investments in the highest quality growth leaders in
carefully selected industry sectors

Emphasis on working closely with management to build value

Comprised of professionals with an exceptional track record of creating long term value for shareholders

New Mountain Capital

New Mountain Capital

Since the announcement of New Mountain’s investment, Strayer has performed well even in a difficult market. Strayer’s market capitalization has grown from ~$400M to ~$1,500M. The share price has risen from
~$26 to ~$107

* From announcement of transaction to November 12, 2003

(50.0%)

0.0%

50.0%

100.0%

150.0%

200.0%

250.0%

300.0%

350.0%

STRA

312.3%

S&P

500

(19.5%)

Nov-00

Nov-03

Nov-02

Nov-01

National Medical Health Card

NMHC
Total Healthcare Solutions

NMHC
Total Healthcare Solutions
10

NMHC Key Highlights

Transparent Business Model

Strong Track Record

Favorable Industry

Experienced Management

Multiple Near-Term

Growth Opportunities

Best-in-Class Service

Senior Management Team

James J. Bigl, President and Chief Executive Officer, 40.

CEO since April 2002 and President since June 2000

President/CEO of York HealthNet, SelectPro and USI Care Management
1998 to 2000

Founded/lead Yale-New Haven Health’s for-profit divisions including PBM, retail pharmacy, mail-order, MSO, and commercial real-estate.

Over 15 years working in retail pharmacy and pharmacy benefit management industries with strong experience in operations, team building and acquisitions

Stuart F. Fleischer, Chief Financial Officer, 51.

Recently hired CFO in October 2003

Partner at Tatum CFO Partners, LLP from January 2001 to September 2003

VP of Finance of the medical group of Henry Schein, Inc. from 1997 to 2000

CFO of Micro Bio-Medics, Inc., a public distributor of medical supplies and equipment from 1995 to1997

Over 29 years of diversified financial business experience with significant
M&A and medical distribution experience. CPA since 1977

Tery Baskin, Chief Marketing Officer, PharmD. 50.

CMO since 2003, COO from 2001 to 2003, SVP from 2000 to 2001

President of Pharmacy Associates, Inc., an acquired company of NMHC from 1993 to
July 2000

Director of the American Pharmaceutical Association Foundation since 1998

Licensed pharmacist since 1978

Agnes Hall, Chief Information Officer, 55

CIO since January 2001

Managed a consulting practice for Oracle Corporation from late 1998 to
January 2001

CIO of Killark Electric from late 1995 to late 1998

Broad background as a consultant and CIO for a number of companies in insurance, manufacturing, utilities, health care and government agencies

Senior Management Team

Patrick McLaughlin, President of PBM Services, 40

President of PBM Services since April 2003, Executive Vice President of Managed Care from January 2002 to April 2003

President of Centrus Pharmacy Solutions, an acquired company, from January 2000 to
January 2002

Employed by Centrus in various executive positions from February 1992 to January
2002

Senior Management Team

An Attractive Industry

The PBM industry is among the most attractive and promising
growth sectors:

$190 billion in 2002 drug spend and 190 million people with benefit cards

Historically one of the most predictable sectors for investment

Rapid organic growth rates of 10%-14%

High value add for clients in need of controlling drug spend

Aging population with increasing drug utilization patterns

New drug technologies and treatments

Non-cyclical and economically defensive

NMHC targets the middle market opportunity

Most Americans employed with middle market employers

Historically under served by larger PBMs

Loyal purchasers with higher margin

High degree of fragmentation among smaller PBMs

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
16%
14%
12%
10%
8%
6%
4%
2%
0%
4.9%
5.8%
7.6%
8.6%
9.3%
9.9%
10.4%
11.0%
11.5%
12.0%
12.4%
12.8%
13.2%
13.5%
13.8%
14.1%
14.5%
1980
1990
1998
1999
2000
2001
2002
2003E
2004E
2005E
2006E
2007E
2008E
2009E
2010E
2011E
2012E
National Health Expenditures (billions)
Prescription Drugs as a % of National Health Expenditures

NMHC
Total Healthcare Solutions

15

Source:  Center for Medicare and Medicaid Services, Office of the Actuary

Increasing Costs of Prescription Drugs

$ Billions

      PAST

Emphasis was
lowering costs for
each transaction

PBM consolidation

Homogenization

PRESENT

Emphasis is lowering total healthcare
costs

  Outcome driven

  Integration with medical claims

  Drug use data reporting, analysis

  Efficient claims processing service

  Cost shifting

  Demand additional services

Customer View: Recent Trends

Leading PBM focused on servicing the middle market sector

Consistently high rankings among PBMs in customer service

Industry leadership in controlling drug cost inflation

Scalable and robust infrastructure with expansive capabilities

Full service offerings including mail order, specialty
pharmaceuticals, and disease management

Committed to fair and transparent reporting

Strong operational and financial characteristics

Ranked 27th on Fortune 100 Fastest Growing Companies

Five year organic CAGR of 30+% in revenue and EBITDA

Attractive and scalable business model

High free cashflow growth and moderate capex

No customer concentration

An Excellent Platform for Growth

Several drivers for increased future growth

High organic growth rate due to industry dynamics

Increasing margins due to scale and mix

Accelerating new member growth due to increasing sales efforts

Proven acquirer and integrator of accretive acquisitions with very attractive synergies ($22M cash plus significant debt capacity)

Mail order ramp up through 2004 and beyond

Contribution of specialty pharmaceutical business

Disease management opportunity

A leader in transparency

Full disclosure offering completes partnership with customer

Increasing traction across customer segments, especially Taft-
Hartley

An Excellent Platform for Growth

$750
$500
$250
$0
$70.2
$95.5
$128.3
$167.7
$272.1
$459.8
$573.3
FY97
FY98
FY99
FY00
FY01
FY02
FY03

$20
$15
$10
$5
$0
$1.5
$1.9
$3.1
$3.2
$3.7
$11.1
$16.3
FY97
FY98
FY99
FY00
FY01
FY02
FY03

NMHC
Total Healthcare Solutions

19

Revenue ($Millions)

Strong and Consistent Growth

EBITDA* ($Millions)

CAGR 97-03 =

48.8%

CAGR 97-03 =

41.9%

*Reconciliation to public financials included at the conclusion of the presentation

$8
$6
$4
$2
$0
$1.5
$0.8
$1.9
$1.6
$1.2
$4.5
$6.4
FY97
FY98
FY99
FY00
FY01
FY02
FY03

20

Net Income ($Millions)

Strong and Consistent Growth

CAGR 97-03 =

27.3%

38%
Managed Care
4%
Other
39%
Third Party
Adminstrators
19%
Taft-Hartley
(unions)

NMHC
Total Healthcare Solutions

21

Diversified and Attractive Customer Base

•

–

–

–

–

–

–

–

–

•

Total Healthcare Solutions

22

NMHC provides a full range of capabilities to partner
with clients to manage drug costs and utilization:

Claims management

Pharmacy network

Benefits design and analysis

Formulary management services

Clinical programs

Mail Order (launched July 1, 2003)

Specialty Pharmacy (Disease management and fulfillment)

Predictive analysis and clinical management (Integrail)

Sophisticated and flexible reporting creates
competitive advantage

Full Service Capabilities

Overall Service & Performance
Management Reports
Customer & Member Services
Delivering Promised Results
Claim Processing
Plan Implementation and Changes
8.0
7.5
7.6
8.3
7.2
7.2
8.0
7.1
7.4
7.8
7.5
7.6
8.2
7.9
8.0
7.5
7.2
7.3
NMHC
Big 4*
Industry

NMHC
Total Healthcare Solutions

23

         *  “Big 4” includes Medco, Advance PCS, Caremark and Express Scripts

Source:  The 2002 Pharmacy Benefit Manager Customer Satisfaction Report

A Leader in Customer Satisfaction

25%
20%
15%
10%
5%
0%
17.4%
17.0%
14.0%
13.2%
19.7%
15.7%
14.0%
12.2%
18.5%
14.3%
12.9%
10.2%
2000
2001
2002
Express Script
Industry
Medco
NMHC

NMHC
Total Healthcare Solutions

24

% Drug Cost
Increase

NMHC vs. Industry

-3.8%

-4.1%

-3.5%

Superior Cost Performance*

                * As of December 31, 2002. Industry Performance data from Express Scripts 2002 Trend Report

                  Source: IMS Health; Analyst Reports; Company Data

Significant capital invested over past three years to
establish first rate technology platform:

Flexibility and capabilities are a competitive advantage

Fully web enabled, highly scalable IT infrastructure

Highly reliable with no unplanned downtime in last 2 years

Workflow management tools

Full disaster avoidance with redundant facility in Arkansas

HIPAA compliant

HP “N Class”, Oracle shop

Virtual call center and shipping center

State-of-the-Art Systems

Integrail – Predictive Analytics Services

Provides clients ability to forecast healthcare costs utilizing drug and medical data

Significant new customer wins and increasing market
acceptance

Attractive recurring, high margin revenue model

Adding disease management and other intervention tools to
further entrench relationship with clients

Significant Strategic Opportunities

Mail Order Operation – Miramar, Florida

Vertical integration into fastest growing distribution channel

Attractive out-sourced business being  brought “in-house”

Opened new facility July 1, 2003

Managed client rollout through 2004

New facility will improve customer service levels

Expected to contribute $0.10-$0.15 in annualized EPS once
all business transitioned

Provides technical infrastructure to launch specialty
pharmacy business

Significant Strategic Opportunities

Ascend Specialty – Specialty Pharmacy Distribution

Acquired Company in July 2003 to enter market

Outstanding reputation as one of the leading pharmacy
compounding centers in the United States

Broadly targeted disease states including:

Women's health, Pediatric care, Men's health, Transplant

Significant and emerging growth opportunity

3% of population need each month ($1,500 avg/script)

Expected to be accretive to earnings in its first year

Seeking complementary acquisitions

5-7 Year Payback

Significant Strategic Opportunities

($ and scripts in thousands except per share)

Financial Results

*Reconciliation to public financials included at the conclusion of the presentation

FY 2000

FY 2001

FY2002

FY 2003

Revenue

$167,676

$272,119

$459,832

$573,266

Gross Margin

8.5%

8.3%

7.6%

8.3%

EBITDA

*

$3,242

$3,709

$11,133

$16,257

Diluted EPS

$0.24

$0.16

$0.56

$0.80

Adjusted Scripts

4,314

7,890

16,460

17,400

Revenue increased 24.7% (excluding Preferred
Partnership Program)

Gross profit for the full year increased 36.2%

Operating income increased 50.2%

Net income increased 43.6%

Shareholders’ equity increased 33.6%

Financial 2003 Highlights

($ in thousands)

Balance Sheet

6/30/03

6/30/02

     Cash & Cash Equivalents

$     5,222

$    1,768

     Total Current Assets

92,155

82,137

     Total Assets

156,740

149,895

     Total Current Liabilities

124,722

124,790

     Total Liabilities

128,314

128,618

     Total Stockholders’ Equity

28,426

21,277

Management believes that excluding the effects of the NMC
investment, the Company’s earnings will continue to grow
organically greater than 25% per year

Management believes that effective deployment of the growth
capital through acquisitions and internal initiatives will positively impact this growth into the future

Management is optimistic regarding Company prospects and will be buying more stock in the Company

Guidance on the Future

The PBM market is a large, fragmented, and rapidly growing
industry

NMHC is a high quality, service leader in the middle market with a strong business model

NMHC is a well positioned for numerous strategic opportunities including mail order, specialty, disease management and
acquisitions

New Mountain will provide $80 million in capital and significant sponsorship to resolve the Company’s “overhang” issue and
provide additional capital to fully exploit opportunities

If successful in executing its vision, NMHC should deliver
substantial growth in revenues, profits and intrinsic value, to the benefit of all shareholders

Summary

Additional Information

Additional Information and Where to Find It

In connection with the proposed transaction, the company will file a tender offer statement and proxy statement with the Securities and Exchange Commission.  INVESTORS

AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND

PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement and the tender offer statement (when available), and other documents filed by the company with the Commission at the Commission’s website at http://www.sec.gov.  Free copies of the proxy statement and the tender offer statement, once available, and the company’s other filings with the Commission may also be obtained from the company.  Free copies of the company’s filings may be obtained by directing a request to the company, 26

Harbor Park Drive, Port Washington, New York  11050, Attention: Investor Relations,

Telephone:  (800) 251-3883, or on the company’s website at http://www.nmhc.com ..

Participants in the Solicitation

The company and its directors, executive officers and other members of its management and employees may be soliciting proxies from its stockholders in favor of the transaction.  Information concerning persons who may be considered participants in the solicitation of the company’s stockholders under the rules of the Commission will be set forth in the company’s proxy statement to be filed in connection with the transaction.

Reconciliation of EBITDA to Net Income

EBITDA is presented as income from operations excluding depreciation and amortization.  EBITDA is not a measure of financial performance under generally accepted accounting principles, but is provided as information for certain investors for analysis purposes.

Fiscal Year Ending June 30,

(amounts in thousands)

1997

1998

1999

2000

2001

2002

2003

Net Income

1,489

$

816

$

1,939

$

1,616

$

1,158

$

4,467

$

6,414

$

Provision for Income Taxes (benefit)

(190)

569

976

1,247

843

2,900

4,602

Other (Income) Expense

(43)

181

(592)

(922)

(877)

502

804

Depreciation and Amortization

241

369

772

1,301

2,585

3,264

4,437

EBITDA

1,497

$

1,935

$

3,095

$

3,242

$

3,709

$

11,133

$

16,257

$